UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2015

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws; Adoption of Proxy Access

On October 1, 2015, Equity Residential (the “Company”) amended its Bylaws to add a proxy access provision after discussions with many of its large shareholders as well as the proponent of the proxy access proposal that received majority support at the Company’s Annual Meeting in June 2015.

A new Section 16 of Article II of the Bylaws now permits a shareholder, or group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common shares continuously for at least 3 years, to include in the Company’s annual meeting proxy materials trustee nominations for up to 20% of the seats on the Company’s Board of Trustees.

The amended Bylaws also contain changes of a technical or conforming nature to several other sections. The foregoing summary of the proxy access provision is subject to the additional eligibility, procedural and disclosure requirements set forth in Article II, Section 16 of the Bylaws, and the foregoing description of the Bylaws is qualified in its entirety by reference to a copy of the amended and restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

Exhibit 3.1	The Eighth Amended & Restated Bylaws of the Company, effective October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: October 1, 2015	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 3.1	The Eighth Amended & Restated Bylaws of the Company, effective October 1, 2015.